Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements of Front Porch Digital Inc. on Form S-8 (File Nos. 333-110874, 333-113184, and 333-113185) of our report dated March 30, 2004 on our audit of the financial statements of Front Porch Digital International, SAS as of December 31, 2003 and for the year then ended, which report is included in this Annual Report on Form 1Q-KSB.


Toulouse, France

April 12,2004

                               Ernst & Young Audit

/s/ JEROME GUIRAUDEN                                    /s/ JEAN MARC-BINSON
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Jerome Guirauden                                        Jean-Marc Binson